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                                                                     EXHIBIT 3.5

                                    RESTATED
                                     BYLAWS
                                       OF
                              HOME BANCSHARES, INC.

                                    ARTICLE I
                                      STOCK

     1. Certificates. Certificates of stock shall be issued to each holder of fully paid stock in numerical order. Each certificate shall be signed by the President and attested by the Secretary. A record of each certificate shall be kept in the Corporation's records.

     2. Form. The form of the certificate to represent stock ownership in the Corporation shall be fixed, and may be changed from time to time, by the Board of Directors. Each certificate must state on its face the following information:

     a. Name of issuing corporation;

     b. A statement that the corporation is organized under Arkansas law;

     c. Name of person to whom shares are issued;

     d. Number and class of shares (and designation of series (if any), that the certificates represents;

     e. Statement of par value of such shares; and

     3. Transfer. Shares of the Corporation shall be transferred on its books only upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. In that event, the surrendered certificates shall be canceled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

     4. Lost Certificates. The Board of Directors shall direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost, but the Board in its discretion may, as a condition precedent to issuing the new certificate, require the owner to give the Corporation a bond or security acceptable to the Board as indemnity against any claim that may be made against the Corporation on the certificate allegedly destroyed or lost.

     5. Restrictions on Transfer. The President and Secretary of the Corporation shall have authority on behalf of the Corporation to enter into any contract between the Corporation and any or all of its shareholders (a) imposing restrictions on the future transfer (whether inter vivos, by inheritance or testamentary gift), hypothecation or other disposition of its shares; (b) granting purchase options to the Corporation or its shareholders; or (c) requiring the Corporation

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or its shareholders to purchase such shares upon stated contingencies. In addition, any or all of such restrictions, options or requirements may be imposed on all shares of the Corporation, issued and unissued, upon the resolution of the Board of Directors and the consent of all stockholders as of the date of the Board's resolution.

     6. Book Entry. Notwithstanding the foregoing provisions regarding share certificates, officers of the Corporation may provide that some or all of any or all classes or series of the Corporation's common or any preferred shares may be uncertificated shares.

                                   ARTICLE II
                                  STOCKHOLDERS

     1. Annual Meeting. The annual meeting of the stockholders of this Corporation shall be held at such place within the continental limits of the United States as the Directors shall designate, the date of the meeting to be the last business day of the Corporation's fiscal year or at such other date as designated by the Board of Directors.

     2. Special Meetings. Special meetings of the stockholders may be called at any time by the President, by resolution of the Board of Directors, or by not less than ten percent (10%) of the holders of shares entitled to vote on any action to be presented at such meeting.

     3. Notice. Written notice of stockholders meetings shall be given either personally or by mail, to each stockholder of record at his address, as the same appears on the stock book of the Corporation, not less than ten (10) nor more than sixty (60) days before the meeting is to be held. If a proposal to increase the authorized capital stock or bonded indebtedness is to be submitted, notice must be given not less than sixty (60) nor more than seventy-five (75) days before the meeting. In case of special meetings, the notice shall also include a statement of the purpose or purposes for which the meeting is called and no other business may be transacted or considered. If at any annual meeting there shall be presented a proposal to increase the authorized capital stock or bonded indebtedness, to dissolve, merge or consolidate, or to sell, lease, exchange, or otherwise dispose of all or substantially all of the Corporation's assets, to amend the Articles of Incorporation or to effect any other fundamental corporate change, then that annual meeting shall be deemed, for the purpose of notice, a special meeting. Notice of any meeting or service of such notice may be waived in writing before or after the meeting by a stockholder or by the attendance in person or by proxy of any stockholder at such meeting. No irregularity of notice of any regular or special meeting of the stockholders shall invalidate such meeting or any proceeding thereat.

     4. Quorum. A quorum at any meeting of the stockholders shall consist of a majority in interest in the stock issued and outstanding then entitled to vote, represented in person or by proxy. A majority of such quorum shall decide any question that may come before the meeting.

     5. Proxies. A stockholder may vote at any meeting of the stockholders by being present in person or by giving to some other person present at the meeting a written proxy.


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     6. Voting. Directors shall be elected at the annual meeting of stockholders. No cumulative voting is permitted. On all matters, the holders of shares of stock then entitled to vote shall be entitled to cast votes equal to the number of shares held.

     7. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III
                                    DIRECTORS

     1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

     2. Number. Tenure and qualifications. The number of directors shall be not less than two (2) nor more than fifteen (15), as determined by the shareholders or the directors subject to A.C.A. Section 4-27-803. Thereafter, the number directors shall be not less than two (2) nor more than fifteen (15), as determined by the shareholders or the directors subject to A.C.A. Section 4-27-803. The directors shall be elected for a term of one (1) year and until their successors are elected and qualified. Directors need not be residents of Arkansas nor shareholders of the Corporation.

     3. Vacancies. If a vacancy occurs in the Board of Directors by reason of death or resignation, or if the stockholders fail to fill all the vacancies in the Board of Directors at the annual meeting of stockholders or any meeting for the purpose of electing Directors, the vacancies shall be filled by the affirmative vote of a majority of the remaining members of the Board of Directors. Any vacancy caused by removal of a director shall be filled by the shareholders and may be filled at the shareholders' meeting at which the vacancy is created or at a subsequent meeting.

     4. Resignations. A Director may resign at any time by filing his written resignation with the Secretary.

     5. Removal. A Director may be removed at any time, with or without cause, by a special stockholders' meeting called expressly for that purpose.

     6. Meetings. Meetings of the Board of Directors shall be held on call for any member after giving notice in writing or otherwise to all members at least twenty-four hours thereto. Notice of any meeting or service of such notice may be waived in writing before or after the meeting by a Director or by attendance at such meeting. No irregularity of notice of such meeting shall invalidate such meeting or any proceeding thereat.


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     7. Quorum. A quorum of any meeting of the Board of Directors shall consist of a majority of the entire membership of the Board. A majority of such quorum shall decide any question that may come before the meeting.

     8. Informal Action. Action taken by a majority of the Directors without a meeting in respect to any corporate matter shall be valid if, before or after such action, all Board members sign and file with the Secretary for inclusion in the Corporate Minute Book a memorandum showing (a) the nature of the action taken, (b) the consent of each Board member, and (c) the names of Directors approving the Directors opposing such action.

     9. Proxies. Directors may not vote by proxy.

     10. Election of Officers. Officers of the Corporation shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors subject to any contracts of employment entered into by the Corporation. The Board of Directors shall fix the compensation of all officers of the Corporation.

                                   ARTICLE IV
                                    OFFICERS

     1. Numbers. The offices of the Corporation shall be a Chairman, a Vice Chairman, a Secretary, a Treasurer and such other officers as may be elected in accordance with these bylaws. If there is only one (1) shareholder, any two (2) or more offices may be held by the same person. If there is more than one (1) shareholder any two (2) or more offices may be held by the same person.

     2. Vacancies. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The officer so selected shall hold office until his successor is chosen and qualified.

     3. Execution of Written Instruments. The Board of Directors may authorize any one (1) or more officers or employees to execute contracts in the ordinary course of business on behalf of the Corporation, and such authority may be general or confined to specific instances.

     4. Checks and Notes. Checks, notes, drafts and demands for money shall be signed by any one (1) or more officers or employees who may from time to time be designated by the Board of Directors.

     5. Voting Shares in Other Corporations. In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this Corporation may be voted at any shareholders meeting of the other corporation by the President of this Corporation or, if he is not present at the meeting, by the Vice-President of this Corporation; and in the event the President nor the Vice-President is to be present at a meeting, the shares may be voted by such person as the President and Secretary of the Corporation shall by duly elected proxy designate to represent the Corporation at the meeting.


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                                    ARTICLE V
                                    INDEMNITY

     1. Directors and Officers Indemnification. Every person who was or is a party or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of another corporation, or as its enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Arkansas Business Corporation Act of the State of Arkansas, as amended and as the same may be amended hereafter, against all expenses, liabilities, and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such statement, he shall be entitled to his rights of indemnification under any agreement, vote of stockholders, provision of law or otherwise, as well as his rights under this paragraph. The board of directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have power to indemnify such person.

     2. Advancement of Expenses. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is, or was, a director or officer of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by, or on behalf of, such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant provision of the Arkansas Business Corporation Act as the same now exists or as it may hereafter be amended.

                                   ARTICLE VI
                                   AMENDMENTS

     Bylaws may be adopted, amended or repealed at any meeting of the Board of Directors by the vote of a majority thereof, unless the Articles of Incorporation provide for the adoption, amendment or repeal by the shareholders, in which event action thereon may be taken at any meeting of the shareholders by vote of a majority of the voting shares outstanding and a majority of the outstanding shares of any other class which may be substantially adversely affected by such action.


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                             CERTIFICATE OF ADOPTION

     The foregoing Restated Bylaws of the Corporation have been duly adopted this 13th day of March, 2006, by action of the Board of Directors of the Corporation pursuant to the laws of this State.

     IN TESTIMONY THEREOF, witness the hand of the undersigned as Secretary of the Corporation on such date.

(SEAL)


                                        /s/ C. RANDALL SIMS
                                        ----------------------------------------
                                        C. Randall Sims, Secretary


APPROVED:


/s/ JOHN W. ALLISON
----------------------------------------
John W. Allison, Chairman


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